Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES COMPLETES
THE ACQUISITION OF MPI RESEARCH

WILMINGTON, MA, April 3, 2018 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has completed the previously announced acquisition of MPI Research for approximately $800 million in cash, subject to certain customary adjustments.

MPI is a premier non-clinical contract research organization (CRO) providing comprehensive testing services to biopharmaceutical and medical device companies worldwide. Acquiring MPI will enhance Charles River’s position as a leading global early-stage CRO by strengthening its ability to partner with clients across the drug discovery and development continuum.

James C. Foster, Chairman and Chief Executive Officer of Charles River Laboratories, commented, “We are pleased to welcome the exceptional team at MPI Research to the Charles River family. The addition of MPI’s scientific expertise, high-quality services, and complementary capabilities will enable us to enhance the support we can provide to clients, as they address the complex challenges of drug discovery and early-stage development. The acquisition of MPI also enhances our ability to achieve our long-term growth goals by building scale to meet current and future demand, and by expanding our biotechnology client base, the fastest-growing market segment.”

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the acquisition of MPI Research and Charles River’s expectations with respect to the impact of MPI Research on Charles River, its service offerings, client perception, revenue, revenue growth rates, and earnings; Charles River’s projected future performance including revenue and earnings per share; Charles River’s expected operational synergies; as well as Charles River’s future growth in the area of safety assessment. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully integrate the acquisition of MPI Research. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2018, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Susan E. Hardy	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6190	781.222.6168
susan.hardy@crl.com	amy.cianciaruso@crl.com